EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated January 30, 2026, except for Notes 2 and 9, as to which the date is September 10, 2026 on the consolidated financial statements of CN Energy Group. Inc. and its subsidiaries (“Auditors’ Report”), in this Annual Report on Form 20-F/A for the years ended September 30, 2025 and 2024 and the incorporation by reference of our Auditors’ Report into the Registration Statement on Form F-3 filed with the SEC on December 22, 2025 (File No. 333-292319), including all prospectus supplements thereof.

We hereby consent to the inclusion of our Auditors’ Report, dated September 10, 2026, on the consolidated financial statements of YN International Group Limited and its subsidiaries (“Auditors’ Report”), in this Annual Report on Form 20-F/A for the years ended September 30, 2025 and 2024 and the incorporation by reference of our Auditors’ Report into the Registration Statement on Form F-3 filed with the SEC on December 22, 2025 (File No. 333-292319), including all prospectus supplements thereof.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

September 10, 2026

PCAOB ID #6907

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